UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): July 27, 2012

TRANSAKT LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-50392	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation or organization)		No.)

No. 3, Lane 141, Sec. 3 Beishen Rd., Shengkeng Township,
Taipei County 222, Taiwan (R.O.C.)
(Address of principal executive offices)

886-2-26624343
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.01      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Effective July 26, 2012, we acquired all of the issued and outstanding shares of Vegfab Agricultural Technology Co. Ltd. (“Vegfab” or the “Company”), a Taiwanese corporation. We had entered into a Asset Purchase and Sale Agreement dated May 3, 2012 (the “Purchase Agreement”) among our company and Vegfab, however the parties elected at closing to instead proceed with an acquisition of the issued and outstanding shares of Vegfab.

Vegfab is in the business of manufacturing highly innovative agricultural equipment used to grow a large variety of vegetables and fruit using simulated sunlight from LED lamps in a proprietary hydroponic system. Vegfab’s product line includes systems for commercial production and a home growing system which allows families to grow safe and clean fruit and vegetables in their own homes.

The assets that we have acquired as a result of our acquisition of Vegfab consist of all equipment, product molds, operational inventory, employment contracts, books and records, intellectual property and technology of Vegfab.

Previously, we had entered into a Performance Compensation Agreement dated June 15, 2006 with James Wu, our President, pursuant to which the Company is required to pay Mr. Wu share compensation of 10% of the value of any venture acquisition that Mr. Wu secures for the company. As a result, Mr. Wu is entitled to 18,333,333shares of our company’s common stock with respect to the acquisition of Vegfab (the “Performance Shares”)

ITEM 3.02      UNREGISTERED SALES OF EQUITY SECURITIES

The closing of the Purchase Agreement transaction (the "Closing") took place on July 26, 2012 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Purchase Agreement, we acquired all of the assets of Vegfab. In exchange, we had paid $1,000,000 in cash and issued 150,000,000 shares of our common stock to the shareholder’s of Vegfab, constituting approximately 37.2% of our common stock outstanding after the Closing. The aforementioned shares were issued to fourteen non-U.S persons (all residents of Taiwan) in offshore transactions relying on Regulation S of the Securities Act of 1933. As of the Closing Date we had 403,526,505 shares issued and outstanding.

In addition, we have issued 18,333,333 shares of our common stock, the Performance Shares, to Mr. Wu, which have been issued pursuant to Rule 506 of Regulation of the Securities Act of 1933.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

Vegfab was incorporated in Taiwan in October of 1999. It is in the is in the business of manufacturing highly innovative agricultural appointment used to grow a large variety of vegetables and fruit using simulated sunlight from LED lamps in a proprietary hydroponic system. Vegfab’s product line includes systems for commercial production and a home growing system which allows families to grow safe and clean fruit and vegetables in their own homes.

Products

Vegfab designed a line of highly innovative agricultural appointment used to grow a large variety of vegetables and fruit using simulated sunlight from LED lamps in a proprietary hydroponic system. Vegfab’s products include complete growing systems consisting of proprietary simulated sunlight LED boards, growing racks in various configurations for commercial and residential applications, environment control and plant nutrition control components, portable work tables and ladders, fruit and vegetable seeds and nutrition products, and safe, clean, ready to eat vegetables.

Employees

Vegfab currently has 16 full time employees.

Intellectual Property

Vegfab has applied for various patents on its technology, including patents on its proprietary LED light board design registered in China, Japan, Korea, and Taiwan and one additional patent registered in Taiwan on its proprietary plant growth chamber air circulation device. The details of the patent applications are as follows:

Application Number	Country	Title of Device	Registration Number
2012-000511	Japan	Assembled Type of Wall Lamp	3175183
201220020469.8	China	Assembled Type of Wall Lamp	02354-0002-CN-1
20-2012-0001930	Korea	Assembled Type of Wall Lamp	02354-0002-KO-1
101205681.0	R.O.C.	Plant growth chamber circulation device	02354-0005-TW-1
100224897	R.O.C.	Assembled Type of Wall Lamp	M 431559

Governmental Regulations

We are not aware of any material violations of environmental permits, licenses or approvals that have been issued with respect to our operations. We expect to comply with all applicable laws, rules and regulations relating to our business, and at this time, we do not anticipate incurring any material capital expenditures to comply with any environmental regulations or other requirements.

While our intended projects and business activities do not currently violate any laws, any regulatory changes that impose additional restrictions or requirements on us or on our potential customers could adversely affect us by increasing our operating costs or decreasing demand for our products or services, which could have a material adverse effect on our results of operations.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the Financial Statements and Notes thereto of Vegfab Agricultural Technology Co. Ltd. appearing elsewhere in this Current Report. The following discussion contains forward-looking statements relating to future events or our future performance. Actual results may materially differ from those projected in the forward-looking statements as a result of certain risks and uncertainties set forth in this prospectus. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this report.

Results of operations for Vegfab

For the years ended December 31, 2011 and December 31, 2010

For the year ended December 31, 2011 Vegfab had sales of $36,519, as compared to sales of $154,243 for the year ended December 31, 2010. For the year 2011, we started to sell the vegetables grew from our hydroponic systems. In the meantime, we started to redesign our hydroponic systems and expect to market the new systems in 2012. Most of our revenue for the year 2011 was generated from the sales of vegetables instead of sales of equipment as in 2010.

Total expenses for the year ended December 31, 2011 were $56,857 as compared to expenses of $19,251 for the year ended December 31, 2010. The increase in expenses was primarily due to increase in salary, utility, supplies, and depreciation, which partially offset by the decrease in other expenses, and repair and maintenance.

Vegfab had a net loss of $54,112 as at December 31, 2011 as compared to a net income of $5,451 as at December 31, 2010. The decrease in net income was due to a decrease in sales and increase in operating expenses and interest expense. The comprehensive loss as at December 31, 2011 was $77,176 as compared to comprehensive income of $71,080 as at December 31, 2010. The discrepancy was as result of foreign currency adjustments resulting in a gain of $65,629 for the year ended December 31, 2010, as compared to a foreign currency translation loss of $23,064 for the year ended December 31, 2011.

As of December 31, 2011 Vegfab had cash and cash equivalents of $3,661 and an account due from a related party of $567,600, combined with prepaid expenses of $7,284 for total current assets of $578,544. In addition, as at December 31, 2011 Vegfab had property and equipment assets of $246,268 for total assets of $824,812. Total assets for December 31, 2010 consisted of $704,673 which primarily consisted of cash and cash equivalents of $124,453 and an account due from related party of $550,990.

For the three month period ended March 31, 2012 and March 31, 2011

For the three month period ended March 31, 2012, Vegfab had sales of $27,091, as compared to no sales for the three month period ended March 31, 2011. We were preparing to grow vegetable using our hydroponic systems in the first quarter of 2011 and did not generate the income from the sales of vegetable until later in the year 2011.

Total expenses for the three month period ended March 31, 2012 were $136,133 as compared to expenses of $3,141 for the prior period. The increase in expenses was primarily due to increase in salary, rent, depreciation, utility, supplies, and other expenses.

Vegfab had a net loss of $137,569 for the three-month period March 31, 2012, as compared to a net loss of $3,141 for the prior three month period. The increase in net loss was mainly due to the increase in operating expenses. Vegfab realized a gain of $15,898 resulting in a comprehensive loss of $121,671 for the three month period ended $121,671.

As of March 31, 2012 Vegfab had total assets of $728,137, which had decreased from total asserts of $824,812 as at December 31, 2012. The decrease was primarily due to a decrease in amounts due from a related party which is partially offset by increases in inventory and property and equipment.

Liquidity and capital resources

As of March 31, 20121, Vegfab had cash and cash equivalents of $6,763, with total current assets of $438,689. With total current liabilities of $120,226 this resulted in positive working capital of $318,463.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future. However, our management will closely monitor the price change in travel industry and continually maintain effective cost control in operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Critical Accounting Policies

Basis of preparation

The accompanying financial statements have been prepared by Vegfab in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, these financial statements include all adjustments, which, unless otherwise disclosed, are of a normal recurring nature, necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented. Vegfab’s fiscal year end is December 31.

Accounts Receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less allowance for doubtful accounts, as needed. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. There were no accounts receivable, and no allowance for doubtful accounts was recorded as at December 31, 2011 and 2010

Inventory

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down their inventories to market value, if lower. As of December 31, 2011 and 2010, management had identified no slow moving or obsolete inventory. As of December 31, 2010, inventory consisted only of finished goods.

Fixed Assets

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets.

Long-Lived Assets

Vegfab has adopted Accounting Standards Codification subtopic 360-10, Property, Plant and Equipment (“ASC 360-10”). ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by Vegfab be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company evaluates its long lived assets for impairment annually or more often if events and circumstances warrant. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Intangible Assets

For intangible assets subject to amortization, an impairment loss is recognized if the carrying amount of the intangible asset is not recoverable and exceeds fair value. The carrying amount of the intangible asset is considered not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use of the asset.

Revenue Recognition

Revenues are recognized when finished products are shipped to customers and both title and the risks and rewards of ownership are transferred and collectibility is reasonably assured. The Company’s revenues are recorded upon confirmed acceptance after inspection by the customers of the Company.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some or all of any deferred tax assets will not be realized.

Foreign Currency Translation and Comprehensive Income

U.S. GAAP requires that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of the Company is New Taiwan Dollar (“NTD”). Translation gains are classified as an item of other comprehensive income in the stockholders’ equity section of the consolidated balance sheet.

Statement of Cash Flows

In accordance with FASB ASC Topic 230, “Statement of Cash Flows,” cash flow from the Company’s operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the consolidated statement of cash flow will not necessarily agree with changes in the corresponding balances on the consolidated balance sheet.

FINANCIAL STATEMENTS

The audited financial statements of Vegfab for the years ended December 31, 2011 and December 31, 2010, unaudited interim financial statements for the three month period ended March 31, 2012 and unaudited pro forma financial statements have been included as follows, commencing on page F-1.

VEGFAB AGRICULTURAL TECHNOLOGY CO. LTD.
FINANCIAL STATEMENTS FOR THE YEARS ENDED
DECEMBER 31, 2011 AND 2010 AND
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONTENTS

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-1
FINANCIAL STATEMENTS
Balance Sheets	F-2
Statements of Operations and Comprehensive Income	F-3
Statements of Equity	F-4
Statements of Cash Flows	F-5
Notes to Financial Statements	F-6 - F-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Vegfab Agricultural Technology Co. Ltd.

We have audited the accompanying balance sheets of Vegfab Agricultural Technology Co. Ltd. (the “Company”) as of December 31, 2011 and 2010, and the related statements of operations and comprehensive income, change in equity, , and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial positions of Vegfab Agricultural Technology Co. Ltd. as of December 31, 2011 and 2010, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ KCCW Accountancy Corp.

Diamond Bar, California
July 27, 2012

VEGFAB AGRICULTURAL TECHNOLOGY CO. LTD.
BALANCE SHEETS

	December 31,	December 31,
	2011	2010
ASSETS
Current Assets
Cash and cash equivalents	$3,660	$124,453
Inventory	-	25,911
Due from related party	567,600	550,990
Prepaid expenses	7,284	3,319
Total Current Assets	578,544	704,673

Property & Equipment, net	246,268	-

Total Assets	$824,812	$704,673

LIABILITIES AND EQUITY
Current Liabilities
Accrued expenses	$-	$285
Income tax payable	-	1,692
Current portion of obligations under capital leases	79,287	-
Total Current Liabilities	79,287	1,977

Long Term Liabilities
Obligations under capital leases	132,609	-

Equity
Paid-in capital	630,000	630,000
Other comprehensive income	32,865	55,929
Retained earnings (Accumulated deficit)	(49,949)	16,767
Total Equity	612,916	702,696

Total Liabilities and Equity	$824,812	$704,673

The accompanying notes are an integral part of the financial statements

VEGFAB AGRICULTURAL TECHNOLOGY CO.LTD
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	For the Year Ended
	December 31, 2011	December 31, 2010

Sales, net	$36,519	$154,243
Cost of sales	26,978	128,022
Gross profit	9,541	26,221
Selling, general and administrative expenses	56,857	19,251
Income (loss) from operations	(47,316)	6,970
Other income (expense)
Interest income	41	55
Interest expense	(6,837)	-
Total other income (expenses)	(6,796)	55
Income (loss) before income taxes	(54,112)	7,025
Provision for income taxes expense	-	1,574
Net income (loss)	(54,112)	5,451
Foreign currency translation adjustment	(23,064)	65,629
Comprehensive Income (Loss)	$(77,176)	$71,080

The accompanying notes are an integral part of the financial statements

VEGFAB AGRICULTURAL TECHNOLOGY CO.LTD
STATEMENTS OF EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

			Retained
		Other	Earnings
	Paid-in	Comprehensive	(Accumulated
	Capital	Income (loss)	Deficit)	Total
Balance at December 31, 2009	$630,000	$(9,700)	$11,315	$631,615
Net income for the year ended December 31, 2010	-	-	5,451	5,451
Foreign currency translation adjustment	-	65,629	-	65,629
Balance at December 31, 2010	630,000	55,929	16,767	702,696
Dividend declared and distribution	-	-	(12,604)	(12,604)
Net loss for the year ended December 31, 2011	-	-	(54,112)	(54,112)
Foreign currency translation adjustment	-	(23,064)	-	(23,064)
Balance at December 31, 2011	$630,000	$32,865	$(49,949)	$612,916

The accompanying notes are an integral part of the financial statements

VEGFAB AGRICULTURAL TECHNOLOGY CO.LTD
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	December 31, 2011	December 31, 2010
Cash flows from operating activities
Net loss	$(54,112)	$5,451
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense	14,829	-
Changes in assets and liabilities:
Decrease in accounts receivable	-	652,206
Decrease (increase) in inventory	25,760	(21,553)
Increase in prepaid expense	(4,205)	(463)
Decrease in income tax payable	(1,682)	(4,152)
Increase (decrease) in accrued expenses	(283)	245
Net cash provided by (used in) operating activities	(19,693)	631,734

Cash flows from investing activities
Purchase of fixed assets	(268,560)	-
Net cash used in investing activities	(268,560)	-

Cash flows from financing activities
Proceeds from obligations under capital leases	243,512	-
Repayments of obligations under capital leases	(25,195)	-
Distribution of dividends	(12,987)	-
Due from related party	(37,032)	(517,370)
Net cash provided by (used in) financing activities	168,298	(517,370)

Effect of exchange rate changes on cash and cash equivalents	(1,138)	9,120

Net increase (decrease) in cash and cash equivalents	(121,093)	123,484

Cash and cash equivalents
Beginning	124,453	969
Ending	$3,360	$124,453

Supplemental disclosure of cash flows
Cash paid during the year for:
Income tax	$1,682	$5,726
Interest expense	$6,837	$-

The accompanying notes are an integral part of the financial statements

VEGFAB AGRICULTURAL TECHNOLOGY CO. LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2011

NOTE 1 – NATURE OF BUSINESS

Vegfab Agricultural Technology Co. Ltd. (the “Company”) was incorporated under the laws of the Republic of China (“ROC, Taiwan”) on October 20, 1999. The Company is mainly engaged in selling agricultural equipment used to grow vegetables using simulated sunlight from LED lamps in hydroponic systems.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less allowance for doubtful accounts, as needed. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. There were no accounts receivable, and no allowance for doubtful accounts was recorded as at December 31, 2011 and 2010

Inventory

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down their inventories to market value, if lower. As of December 31, 2011 and 2010, management had identified no slow moving or obsolete inventory. As of December 31, 2010, inventory consisted only of finished goods.

Fixed Assets

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

Furniture and Fixtures	5- 10 years
Equipment	5- 10 years

As of December 31, 2011, fixed assets consist of the following:

Equipment	$260,185
Office furniture	475
Accumulated depreciation	(14,392)

$246,268

Depreciation expenses were $14,829 and $0 for the years ended December 31, 2011 and 2010, respectively.

Long-Lived Assets

The Company has adopted Accounting Standards Codification subtopic 360-10, Property, Plant and Equipment (“ASC 360-10”). ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company evaluates its long lived assets for impairment annually or more often if events and circumstances warrant. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Intangible Assets

For intangible assets subject to amortization, an impairment loss is recognized if the carrying amount of the intangible asset is not recoverable and exceeds fair value. The carrying amount of the intangible asset is considered not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use of the asset.

Revenue Recognition

Revenues are recognized when finished products are shipped to customers and both title and the risks and rewards of ownership are transferred and collectibility is reasonably assured. The Company’s revenues are recorded upon confirmed acceptance after inspection by the customers of the Company.

Advertising

Advertising expenses consist primarily of costs of promotion for corporate image and product marketing and costs of direct advertising. The Company expenses all advertising costs as incurred.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some or all of any deferred tax assets will not be realized.

Foreign Currency Translation and Comprehensive Income

U.S. GAAP requires that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of the Company is New Taiwan Dollar (“NTD”). Translation gains are classified as an item of other comprehensive income in the stockholders’ equity section of the consolidated balance sheet.

Statement of Cash Flows

In accordance with FASB ASC Topic 230, “Statement of Cash Flows,” cash flow from the Company’s operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the consolidated statement of cash flow will not necessarily agree with changes in the corresponding balances on the consolidated balance sheet.

Recent Accounting Pronouncements

In September 2011, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2011-08, "Testing Goodwill for Impairment." This update amended the procedures surrounding goodwill impairment testing to permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Accounting Standards Codification ("ASC") 350, "Intangibles — Goodwill and Other." ASU 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. The Company will adopt ASU 2011-08 during the first quarter of 2012. The adoption of this guidance will not have a significant impact on the Company's consolidated financial statements.

In June 2011, the FASB issued ASU 2011-05, "Presentation of Comprehensive Income." This update amended the presentation options in ASC 220, "Comprehensive Income," to provide an entity the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. Additionally, this update requires disclosure of reclassification adjustments for items that are reclassified from other comprehensive income to net income on the face of the financial statements. In December 2011, the FASB subsequently issued ASU 2011-12,

"Comprehensive Income — Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income," which indefinitely deferred the presentation requirements of reclassification adjustments within ASU 2011-05. The Company will adopt ASU 2011-05 and ASU 2011-12 during the first quarter of 2012. The adoption of this guidance will not have a significant impact on the presentation of the Company's consolidated financial statements.

In May 2011, the FASB issued ASU 2011-04, "Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs." This update amended explanations of how to measure fair value to result in common fair value measurement and disclosure requirements in U.S GAAP and International Financial Reporting Standards. ASU 2011-04 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011 with prospective application required. The Company will adopt ASU 2011-04 during the first quarter of 2012. The adoption of this guidance will not have a significant impact on the Company's consolidated financial statements.

NOTE 3 – LEASE COMMITMENTS

Sale-leaseback Transaction:

In September 2011, the Company entered into a sale-leaseback arrangement relating to its certain equipments. Under the terms of the arrangement, the Company’s equipments, which had a carrying value of $236,350, were sold in cash at a price equal to their carrying value. The Company then leased the property back under a 37 month capital lease that requires month lease payments in a range of $6,600 to $8,580. The Company has an option to purchase the property at the end of lease. The transaction has been accounted for as a financing arrangement, wherein the equipment continued to be reported on the Company’s balance sheet, and depreciation expense on the equipment continued to be recognized. At December 31, 2011, the leased property had a cost of $244,656 and accumulated depreciation of $13,896. Depreciation of assets leased under capital leases is included in depreciation expense.

The following is a schedule by years of future minimum lease payments required under the lease together with their present value as of December 31, 2011:

Year Ending December 31,
2012	$99,990
2013	88,110
2014	58,740

Total minimum lease payments	246,840
Less amount representing interest	34,944

Present value of minimum lease payments	$211,896

NOTE 4 - RELATED PARTY TRANSACTIONS

The Company’s officer and shareholder have advanced funds from the Company. The Company has not entered into any agreement on the repayment terms for these advances. As of December 31, 2011 and 2010, there were $567,600 and $550,990 advances outstanding, respectively.

NOTE 5 – INCOME TAXES

The statutory tax rate under Taiwan tax law is 17%. There were no significant deferred tax items for the years ended December 31, 2011 and 2010. The provision for income taxes on income consists of the following for the years ended December 31, 2011 and 2010:

	For The Year Ended
	December 31, 2011	December 31, 2010

Current income tax provision	-	1,574
Deferred income tax	-	-
Income tax expense	-	1,574

The following is a reconciliation of the statutory tax rate to the effective tax rate for the years ended December 31, 2011 and 2010:

	For The Year Ended
	December 31, 2011	December 31, 2010
Expected Taiwan statutory income tax expense	17%	17%
Increase (decrease) in taxes resulting from:
Non-deductible expenses	0%	5%
Disallowed loss carryforward	-17%	0%
Total income tax expense	0%	22%

NOTE 6 – SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after December 31, 2011 up through the date the Company issued these financial statements.

Operating Leases:

In 2012, the Company leases certain office, warehouse, and store facilities from unrelated third parties under operating leases that expire at various dates through December 31, 2014. The following schedule shows the aggregate future minimum lease payments required by year under the operating lease:

Years Ending December 31,
2012	$56,100
2013	41,250
2014	19,140

$116,490

Business Combination:

On May 3, 2012, the Company entered into a definitive agreement under which TransAKT Ltd. (“TransAKT, the “Purchaser”), a Nevada company. TransAKT will acquire substantially all assets of Vegfab Agricultural Technology Co. Ltd. (“VegFab”) for the sum of US$5,500,000 pursuant to an Asset Purchase and Sale Agreement (the “Purchase Agreement”) with the purchaser. The purchase price is being paid by the delivery to Vegfab of: (i) US$1,000,000 in cash; and (ii) 150,000,000 common voting shares issued by TransAKT Ltd., with a deemed value of US$0.03 per share.

On July 26, 2012, the parties elected at closing to instead proceed with an acquisition of the 100% equity of Vegfab.

******

VEGFAB AGRICULTURAL TECHNOLOGY CO. LTD.
FINANCIAL STATEMENTS FOR THE PERIODS ENDED
MARCH 31, 2012 AND 2011

CONTENTS

Page
FINANCIAL STATEMENTS
Balance Sheets	F-12
Statements of Operations and Comprehensive Income	F-13
Statements of Cash Flows	F-14
Notes to Financial Statements	F-15 - F-20

VEGFAB AGRICULTURAL TECHNOLOGY CO. LTD.
BALANCE SHEETS

	March 31,	December 31,
	2012	2011
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$6,763	$3,660
Accounts receivable	456	-
Inventory	50,936	-
Due from related party	370,188	567,600
Prepaid expenses	10,346	7,284
Total Current Assets	438,689	578,544

Property & Equipment, net	281,990	246,268

Deposits	7,458	-

Total Assets	$728,137	$824,812

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$39,428	$-
Current portion of obligations under capital leases	80,798	79,287
Total Current Liabilities	120,226	79,287

Long Term Liabilities
Obligations under capital leases	116,666	132,609

Equity
Paid-in capital	630,000	630,000
Other comprehensive income	48,763	32,865
Accumulated deficit	(187,518)	(49,949)
Total Equity	491,245	612,916

Total Liabilities and Equity	$728,137	$824,812

The accompanying notes are an integral part of the financial statements

VEGFAB AGRICULTURAL TECHNOLOGY CO.LTD
STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011
(UNAUDITED)

	Three Months Ended
	March 31, 2012	March 31, 2011

Sales, net	$27,091	$-
Cost of sales	22,332	-
Gross profit	4,759	-
Selling, general and administrative expenses	136,133	3,141
Loss from operations	(131,374)	(3,141)
Other income (expense)
Interest income	-	-
Interest expense	(6,195)	-
Total other income (expenses)	(6,195)	-
Loss before income taxes	(137,569)	(3,141)
Provision for income taxes expense	-	-
Net loss	(137,569)	(3,141)
Foreign currency translation adjustment	15,898	(6,146)
Comprehensive Income (Loss)	$(121,671)	$(9,287)

The accompanying notes are an integral part of the financial statements

VEGFAB AGRICULTURAL TECHNOLOGY CO.LTD
STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011
(UNAUDITED)

	March 31, 2012	March 31, 2011
Cash flows from operating activities
Net loss	$(137,569)	$(3,141)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	7,090	333
Changes in assets and liabilities:
Increase in accounts receivable	(453)	-
Increase in inventory	(50,635)	(195)
Increase in prepaid expense and other assets	(10,260)	(3,689)
Increase in accounts payable	38,685	-
Increase (decrease) in accrued expenses	510	(284)
Net cash used in operating activities	(152,632)	(6,976)

Cash flows from investing activities
Purchase of fixed assets	(35,924)	(78,619)
Net cash used in investing activities	(35,924)	(78,619)

Cash flows from financing activities
Repayment of obligations under capital leases	(20,091)	-
Due from related party	211,636	12,304
Net cash provided by (used in) financing activities	191,545	12,304

Effect of exchange rate changes on cash and cash equivalents	114	(662)

Net increase (decrease) in cash and cash equivalents	3,103	(73,953)

Cash and cash equivalents
Beginning	3,660	124,453
Ending	$6,763	$50,500

Supplemental disclosure of cash flows
Cash paid during the year for:
Income tax	$-	$-
Interest expense	$6,195	$-

The accompanying notes are an integral part of the financial statements

VEGFAB AGRICULTURAL TECHNOLOGY CO. LTD.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2012

NOTE 1 – NATURE OF BUSINESS

Vegfab Agricultural Technology Co. Ltd. (the “Company”) was incorporated under the laws of the Republic of China (“ROC, Taiwan”) on October 20, 1999. The Company is mainly engaged in selling agricultural equipment used to grow vegetables using simulated sunlight from LED lamps in hydroponic systems.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) for interim financial reporting and in accordance with instructions for Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the unaudited condensed financial statements contained in this report reflect all adjustments that are normal and recurring in nature and considered necessary for a fair presentation of the financial position and the results of operations for the interim periods presented. The year-end condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by GAAP. The results of operations for the interim period are not necessarily indicative of the results expected for the full year. These unaudited, condensed financial statements, footnote disclosures and other information should be read in conjunction with the financial statements and the notes thereto included in the Company’s audit report on for the year ended December 31, 2011.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less allowance for doubtful accounts, as needed. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. There were no allowance for doubtful accounts was recorded as at March 31, 2012 and December 31, 2011.

Inventory

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down their inventories to market value, if lower. As of March 31, 2012 and December 31, 2011, management had identified no slow moving or obsolete inventory. Inventory consisted only of finished goods.

Fixed Assets

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

Furniture and Fixtures	5- 10 years
Equipment	5- 10 years

As of March 31, 2012, fixed assets consist of the following:

Equipment	$303,419
Office furniture	488
Accumulated depreciation	(21,917)

$281,990

Depreciation expenses were $7,090 and $333 for the three months ended March 31, 2012 and 2011, respectively.

Long-Lived Assets

The Company has adopted Accounting Standards Codification subtopic 360-10, Property, Plant and Equipment (“ASC 360-10”). ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company evaluates its long lived assets for impairment annually or more often if events and circumstances warrant. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Intangible Assets

For intangible assets subject to amortization, an impairment loss is recognized if the carrying amount of the intangible asset is not recoverable and exceeds fair value. The carrying amount of the intangible asset is considered not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use of the asset.

Revenue Recognition

Revenues are recognized when finished products are shipped to customers and both title and the risks and rewards of ownership are transferred and collectibility is reasonably assured. The Company’s revenues are recorded upon confirmed acceptance after inspection by the customers of the Company.

Advertising

Advertising expenses consist primarily of costs of promotion for corporate image and product marketing and costs of direct advertising. The Company expenses all advertising costs as incurred.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some or all of any deferred tax assets will not be realized.

Foreign Currency Translation and Comprehensive Income

U.S. GAAP requires that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of the Company is New Taiwan Dollar (“NTD”). Translation gains are classified as an item of other comprehensive income in the stockholders’ equity section of the consolidated balance sheet.

Statement of Cash Flows

In accordance with FASB ASC Topic 230, “Statement of Cash Flows,” cash flow from the Company’s operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the consolidated statement of cash flow will not necessarily agree with changes in the corresponding balances on the consolidated balance sheet.

Recent Accounting Pronouncements

In September 2011, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2011-08, "Testing Goodwill for Impairment." This update amended the procedures surrounding goodwill impairment testing to permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Accounting Standards Codification ("ASC") 350, "Intangibles — Goodwill and Other." ASU 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. The Company will adopt ASU 2011-08 during the first quarter of 2012. The adoption of this guidance will not have a significant impact on the Company's consolidated financial statements.

In June 2011, the FASB issued ASU 2011-05, "Presentation of Comprehensive Income." This update amended the presentation options in ASC 220, "Comprehensive Income," to provide an entity the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. Additionally, this update requires disclosure of reclassification adjustments for items that are reclassified from other comprehensive income to net income on the face of the financial statements. In December 2011, the FASB subsequently issued ASU 2011-12, "Comprehensive Income — Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income," which indefinitely deferred the presentation requirements of reclassification adjustments within ASU 2011-05. The Company will adopt ASU 2011-05 and ASU 2011-12 during the first quarter of 2012. The adoption of this guidance will not have a significant impact on the presentation of the Company's consolidated financial statements.

In May 2011, the FASB issued ASU 2011-04, "Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs." This update amended explanations of how to measure fair value to result in common fair value measurement and disclosure requirements in U.S GAAP and International Financial Reporting Standards. ASU 2011-04 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011 with prospective application required. The Company will adopt ASU 2011-04 during the first quarter of 2012. The adoption of this guidance will not have a significant impact on the Company's consolidated financial statements.

NOTE 3 – LEASE COMMITMENTS

Operating Leases:

In 2012, the Company leases certain office, warehouse, and store facilities from unrelated third parties under operating leases that expire at various dates through December 31, 2014. The following schedule shows the aggregate future minimum lease payments required by year under the operating lease:

Twelve Months Ending March 31,
2013	$57,630
2014	37,968
2015	12,204

$107,802

Total rental expenses for the three month period ended March 31, 2012 was $11,795.

Sale-leaseback Transaction:

In September 2011, the Company entered into a sale-leaseback arrangement relating to its certain equipments. Under the terms of the arrangement, the Company’s equipments, which had a carrying value of $236,350, were sold in cash at a price equal to their carrying value. The Company then leased the property back under a 37 month capital lease that requires month lease payments in a range of $6,600 to $8,580. The Company has an option to purchase the property at the end of lease. The transaction has been accounted for as a financing arrangement, wherein the equipment continued to be reported on the Company’s balance sheet, and depreciation expense on the equipment continued to be recognized. At March 31, 2012, the leased property had a cost of $251,328 and accumulated depreciation of $17,844. Depreciation of assets leased under capital leases is included in depreciation expense.

The following is a schedule by years of future minimum lease payments required under the lease together with their present value as of March 31, 2012:

Twelve Months Ending March 31,
2013	$99,666
2014	87,462
2015	40,002

Total minimum lease payments	227,130
Less amount representing interest	29,666

Present value of minimum lease payments	$197,464

NOTE 4 - RELATED PARTY TRANSACTIONS

The Company’s officer and shareholder have advanced funds from the Company. The Company has not entered into any agreement on the repayment terms for these advances. As of March 31, 2012 and December 31, 2011, there were $370,188 and $567,600 advances outstanding, respectively.

NOTE 5 – INCOME TAXES

The statutory tax rate under Taiwan tax law is 17%. There were no significant deferred tax items for the three months ended March 31, 2012 and 2011. The provision for income taxes on income consists of the following for the three months ended March 31, 2012 and 2011:

For The Three Months Ended
	March 31, 2012	March 31,2011

Current income tax provision	-	-
Deferred income tax	-	-
Income tax expense	-	-

The following is a reconciliation of the statutory tax rate to the effective tax rate for the three months ended March 31, 2012 and 2011:

	For The Three Months Ended
	March 31,2012	March 31,2011
Expected Taiwan statutory income tax expense	17%	17%
Increase (decrease) in taxes resulting from:
Disallowed loss carryforward	-17%	-17%
Total income tax expense	0%	0%

NOTE 6 – SUBSEQUENT EVENTS

Business Combination:

On May 3, 2012, the Company entered into a definitive agreement under which TransAKT Ltd. (“TransAKT, the “Purchaser”), a Nevada company. TransAKT will acquire substantially all assets of Vegfab Agricultural Technology Co. Ltd. (“VegFab”) for the sum of US$5,500,000 pursuant to an Asset Purchase and Sale Agreement (the “Purchase Agreement”) with the purchaser. The purchase price is being paid by the delivery to Vegfab of: (i) US$1,000,000 in cash; and (ii) 150,000,000 common voting shares issued by TransAKT Ltd., with a deemed value of US$0.03 per share.

On July 26, 2012, the parties elected at closing to instead proceed with an acquisition of the 100% equity of Vegfab.

******

TRANSAKT LTD.
UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma consolidated statement of income for the year ended December 31, 2011 of TransAKT Ltd. (“ TransAKT ”) gives effect to the acquisition of Vegfab Agricultural Technology Co. Ltd. (“Vegfab”) completed on May 3, 2012, as if it had occurred on January 1, 2011. The following unaudited pro forma condensed consolidated balance sheet at December 31, 2011 gives effect to the acquisition of the Vegfab as if it had occurred on December 31, 2011.

Such unaudited pro forma financial information is based on the historical consolidated financial statements of TransAKT and the Vegfab and certain adjustments which TransAKT believes to be reasonable, to give effect of the acquisition, which are described in the notes to the statements below.

The unaudited pro forma financial information:

  does not purport to represent what the consolidated results of operations actually would have been if the acquisition of the Vegfab had occurred on January 1, 2011 or what those results will be for any future periods or what the consolidated balance sheet would have been if the acquisition of the Vegfab had occurred on December 31, 2011. The pro forma adjustments are based on information current as at June 29, 2012 (being the latest practicable date prior to the publication of this document); and
  has not been adjusted to reflect any matters not directly attributable to implementing the acquisition of the Vegfab. No adjustment, therefore, has been made for actions which may be taken once the acquisition was completed, such as any of our integration plans related to the Vegfab. As a result, the actual amounts recorded in the consolidated financial statements of TransAKT will differ from the amounts reflected in the unaudited pro forma financial statements, and the differences may be material.
TRANSAKT LTD.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
OPERATIOINS
FOR THE YEAR ENDED DECEMBER 31, 2011

	Historical	Historical	Pro Forma	Note	Combined
	TransAKT	Vegfab	Adjustment		Pro Forma

Net revenue	$11,827,208	$36,519	$-		$11,863,727
Cost of goods sold	10,926,538	26978	-		10,953,516
Gross Profit	900,670	9,541			910,211

Selling, general and administrative expenses	1,159,357	56857	550,000	{c}	1,766,214
Operating income	(258,687)	(47,316)	(550,000)		(856,003)
Total Other Expense	(77,194)	(6,796)	-		(83,990)
Loss before income tax and extraordinary item	(335,881)	(54,112)	(550,000)		(939,993)
Income taxes	8,763	-	-		8,763
Loss before extraordinary item	(344,644)	(54,112)	(550,000)		(948,756)
Extraordinary item	7,181	-	-		7,181

Net loss	$(337,463)	$(54,112)	$(550,000)		(941,575)

Basic and diluted income (loss) per share:
Loss before extraordinary item	$(0.00)				$(0.00)
Extraordinary item	$0.00				$0.00
Net loss	$(0.00)				$(0.00)

Weighted average number of common shares outstanding - basic and diluted	152,624,884				342,479,451

TRANSAKT LTD.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2011

	Historical	Historical	Pro Forma	Note	Combined
Assets	TransAKT	Vegfab	Adjustment		Pro Forma

Current Assets
Cash and cash equivalents	$871,682	$3,660	$195,637	{a}{c}	$1,070,979
Restricted cash	603,089	-	-		603,089
Accounts receivable, net	1,747,862	-	-		1,747,862
Inventory	1,151,933	-	-		1,151,933
Due from related party	-	567,600	-		567,600
Other current assets	267,490	7,284	-		274,774
Deferred tax assets	4,512	-	-		4,512
Total Current Assets	4,646,568	578,544	195,637		5,420,749

Property, plant, and equipment, net	1,652	246,268	-		247,920
Other assets	24,681	-	-		24,681
Goodwill	-	-	4,887,084	{a}	4,887,084

Total Assets	$4,672,901	$824,812	$5,082,721		10,580,434

Liabilities and Equity

Current Liabilities
Accounts payable and accrued
expenses	$502,160	$-	$-		$502,160
Bank loans	1,964,533	-	-		1,964,533
Current portion of obligations under
capital leases	-	79,287	-		79,287
Loan payable to related party	62,835	-	-		62,835
Total Current Liabilities	2,529,528	79,287	-		2,608,815

Long Term Liabilities
Obligations under capital leases	-	132609	-		132,609
Equity

Common stock/Paid-in capital	195,339	630,000	(421,812)	{a}{b}{c}	403,527
Additional paid-in capital	4,460,087	-	6,037,449	{a}{b}{c}	10,497,536
Other comprehensive income	61,706	32,865	(32,865)	{b}	61,706
Retained earnings (accumulated deficit)	(2,573,759)	(49,949)	(500,051)	{b}{c}	(3,123,759)
Total Stockholders' Equity	2,143,373	612,916	5,082,721		7,839,010

Total Liabilities and Equity	$4,672,901	$824,812	5,082,721		$10,580,434

TRANSAKT LTD.
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Basis of Presentation

The unaudited pro forma financial information has been compiled from underlying financial statements prepared in accordance with U.S. GAAP. The unaudited pro forma financial information has been compiled from the following sources with the following unaudited adjustments:

  Historical financial information for TransAKT has been extracted without adjustment from TransAKT’s audited consolidated financial statements for the year ended December 31, 2011 contained in TransAKT’s Annual Report on Form 10-K filed with the SEC on March 30, 2012.
  Historical financial information for the Vegfab has been extracted without material adjustment from the Vegfab’s audited financial statements for the year ended December 31, 2011 as contained in this Form 8-K.

The following pro forma financial statements should be read in conjunction with:

  the accompanying notes to the Unaudited Pro Forma Financial Information;
  the consolidated financial statements of TransAKT for the year ended December 31, 2011 and the notes relating thereto; and
  the consolidated financial statements of the Vegfab for the year ended December 31, 2011 and the notes relating thereto, included in this Form 8-K.

This unaudited pro forma financial information is not intended to reflect the financial position and results which would have actually resulted had the acquisition of the Vegfab been effected on the dates indicated. Further, the pro forma results of operations are not necessarily indicative of the results of operations that may be obtained in the future.

Note 2: Description of Transactions

On May 3, 2012, TransAKT entered into a definitive agreement under which TransAKT will acquire substantially all assets of Vegfab Agricultural Technology Co. Ltd. (“Vegfab”, the “Seller”), a Taiwanese company, for the sum of US$5,500,000 pursuant to an Asset Purchase and Sale Agreement (the “Purchase Agreement”) with the Seller. The purchase price is being paid by the delivery to Vegfab of: (i) US$1,000,000 in cash; and (ii) 150,000,000 common voting shares issued by TransAKT Ltd., with a deemed value of US$0.03 per share. Such consideration was determined pursuant to arm’s length negotiations between the parties.

Note 3: Unaudited Pro Forma Adjustments to Condensed Consolidated Financial Statements

Pro forma adjustments on the attached financial statements include the following:

(a)	To record the Purchase of Vegfab by TransAKT through the payment of $1,000,000 in cash and the issuance of 150,000,000 shares of TrnasAKT's common stock valued at $.03 per share.

(b)	To eliminate the equity accounts of Vegfab.

(c)	To record the performance compensation to the Company’s officer for the acquisition.

TRANSAKT LTD.
UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma consolidated statement of income for the three-month period ended March 31, 2012 of TransAKT Ltd. (“ TransAKT ”) gives effect to the acquisition of Vegfab Agricultural Technology Co. Ltd. (“Vegfab”) completed on May 3, 2012, as if it had occurred on January 1, 2012. The following unaudited pro forma condensed consolidated balance sheet at March 31, 2012 gives effect to the acquisition of the Vegfab as if it had occurred on March 31, 2012.

Such unaudited pro forma financial information is based on the historical consolidated financial statements of TransAKT and the Vegfab and certain adjustments which TransAKT believes to be reasonable, to give effect of the acquisition, which are described in the notes to the statements below.

The unaudited pro forma financial information:

  does not purport to represent what the consolidated results of operations actually would have been if the acquisition of the Vegfab had occurred on January 1, 2012 or what those results will be for any future periods or what the consolidated balance sheet would have been if the acquisition of the Vegfab had occurred on March 31, 2012. The pro forma adjustments are based on information current as at June 29, 2012 (being the latest practicable date prior to the publication of this document); and
  has not been adjusted to reflect any matters not directly attributable to implementing the acquisition of the Vegfab. No adjustment, therefore, has been made for actions which may be taken once the acquisition was completed, such as any of our integration plans related to the Vegfab. As a result, the actual amounts recorded in the consolidated financial statements of TransAKT will differ from the amounts reflected in the unaudited pro forma financial statements, and the differences may be material.
TRANSAKT LTD.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
OPERATIOINS
FOR THE THEEE MONTHS ENDED MARCH 31, 2012

	Historical	Historical	Pro Forma	Note	Combined
	TransAKT	Vegfab	Adjustment		Pro Forma

Net revenue	$2,712,683	$27,091	$-		$2,739,774
Cost of goods sold	2,492,677	22332	-		2,515,009
Gross Profit	220,006	4,759	-		224,765

Selling, general and administrative expenses	257,443	136,133	550,000	{c}	943,576
Operating income	(37,437)	(131,374)	(550,000)		(718,811)
Total other income (expense)	8,627	(6,195)	-		2,432
Loss before income tax and extraordinary item	(28,810)	(137,569)	(550,000)		(716,379)
Income taxes	4,608	-	-		4,608
Net loss	$(33,418)	$(137,569)	$(550,000)		(720,987)

Basic and diluted income (loss) per share:
Net loss	$(0.00)				$(0.00)

Weighted average number of common shares outstanding - basic and diluted	195,339,005				385,193,572

TRANSAKT LTD.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2012

	Historical	Historical	Pro Forma	Note	Combined
Assets	TransAKT	Vegfab	Adjustment		Pro Forma

Current Assets
Cash and cash equivalents	$935,079	$6,763	$195,637	{a}{c}	$1,137,479
Restricted cash	916,017	-	-		916,017
Accounts receivable, net	2,816,123	456.00	-		2,816,579
Inventory	1,339,810	50,936.00	-		1,390,746
Due from related party	-	370,188	-		370,188
Other current assets	652,068	10,346	-		662,414
Deferred tax assets	0	-	-		-
Total Current Assets	6,659,097	438,689	195,637		7,293,423

Property, plant, and equipment, net	1,340	281,990	-		283,330
Other assets	30,361	7,458.00	-		37,819
Goodwill	-	-	5,008,755	{a}	5,008,755

Total Assets	$6,690,798	$728,137	$5,204,392		12,623,327

Liabilities and Equity

Current Liabilities
Accounts payable and accrued
expenses	$2,421,607	$39,428	$-		$2,461,035
Bank loans	1,618,089	-	-		1,618,089
Current portion of obligations under
capital leases	-	80,798	-		80,798
Loan payable to related party	483,831	-	-		483,831
Total Current Liabilities	4,523,527	120,226	-		4,643,753

Long Term Liabilities
Obligations under capital leases	-	116,666	-		116,666

Equity

Common stock/Paid-in capital	195,339	630,000	(421,812)	{a}{b}{c}	403,527
Additional paid-in capital	4,460,087	-	6,037,449	{a}{b}{c}	10,497,536
Other comprehensive income	119,022	48,763	(48,763)	{b}	119,022
Retained earnings (accumulated deficit)	(2,607,177)	(187,518)	(362,482)	{b}{c}	(3,157,177)
Total Stockholders' Equity	2,167,271	491,245	5,204,392		7,862,908

Total Liabilities and Equity	$6,690,798	$728,137	$5,204,392		$12,623,327

TRANSAKT LTD.
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Basis of Presentation

The unaudited pro forma financial information has been compiled from underlying financial statements prepared in accordance with U.S. GAAP. The unaudited pro forma financial information has been compiled from the following sources with the following unaudited adjustments:

  Historical financial information for TransAKT has been extracted without adjustment from TransAKT’s audited consolidated financial statements for the three-month period ended March 31, 2012 contained in TransAKT’s Annual Report on Form 10-K filed with the SEC on May 15, 2012.
  Historical financial information for the Vegfab has been extracted without material adjustment from the Vegfab’s audited financial statements for the year ended December 31, 2011 as contained in this Form 8-K.

The following pro forma financial statements should be read in conjunction with:

  the accompanying notes to the Unaudited Pro Forma Financial Information;
  the consolidated financial statements of TransAKT for the year ended March 31, 2012 and the notes relating thereto; and
  the consolidated financial statements of the Vegfab for the year ended March 31, 2012 and the notes relating thereto, included in this Form 8-K.

This unaudited pro forma financial information is not intended to reflect the financial position and results which would have actually resulted had the acquisition of the Vegfab been effected on the dates indicated. Further, the pro forma results of operations are not necessarily indicative of the results of operations that may be obtained in the future.

Note 2: Description of Transactions

On May 3, 2012, TransAKT entered into a definitive agreement under which TransAKT will acquire substantially all assets of Vegfab Agricultural Technology Co. Ltd. (“Vegfab”, the “Seller”), a Taiwanese company, for the sum of US$5,500,000 pursuant to an Asset Purchase and Sale Agreement (the “Purchase Agreement”) with the Seller. The purchase price is being paid by the delivery to Vegfab of: (i) US$1,000,000 in cash; and (ii) 150,000,000 common voting shares issued by TransAKT Ltd., with a deemed value of US$0.03 per share. Such consideration was determined pursuant to arm’s length negotiations between the parties.

Note 3: Unaudited Pro Forma Adjustments to Condensed Consolidated Financial Statements

Pro forma adjustments on the attached financial statements include the following:

(a)	To record the Purchase of Vegfab by TransAKT through the payment of $1,000,000 in cash and the issuance of 150,000,000 shares of TransAKT's common stock valued at $.03 per share.

(b)	To eliminate the equity accounts of Vegfab.

(c)	To record the performance compensation to the Company’s officer for the acquisition.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired Filed herewith are:

  Audited financial statements of Vegfab for the years ended December 31, 2011 and December 31, 2010, starting on page F-1 of this Current Report.
  Unaudited financial statements of Vegfab for the three month period ending March 31, 2012, starting on page F-11 of this Current Report.
  ProForma unaudited financial statements of TransAKT Ltd. for the year ended December 31, 2011, starting on page F-21 of this Current Report
  ProForma unaudited financial statements of TransAKT Ltd. As at March 31, 2012, starting on page F-25 of this Current Report.

(b) Exhibits

10.1	Performance Compensation Agreement dated June 15, 2006 between the company and James Wu
10.2	Amending Agreement to Purchase Agreement dated July 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2012

TRANSAKT LTD.

By: /s/ James Wu
       James Wu, President